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                                                                                    EXHIBIT 21.1

                                          SUBSIDIARIES


     Name of Subsidiary                   Jurisdiction           Names
                                          of Incorporation       Under Which It Operates
     ---------------------------          -----------------      ------------------------------

1.   Worldwide Management, SA             Costa Rica             Worldwide Management

2.   Worldwide Entertainment, Inc.        Belize                 Worldwide Entertainment, Inc.
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